EXHIBIT 10.16

                                            Revolving Credit Note and Agreement,
                                                   dated March 16, 2005, between
                                                   the Company and John Gronvall

                   REVOLVING LINE OF CREDIT NOTE AND AGREEMENT

                                                               Las Vegas, Nevada
$500,000.00                                                       March 16, 2005

      FOR VALUE RECEIVED, the undersigned, WIN WIN GAMING, INC., a Delaware corporation with a mailing address of 8687 West Sahara Avenue, Suite 201, Las Vegas, NV 89117, (the "Borrower") promises to pay to the order of JOHN GRONVALL with a principal place of business at and mailing address of (the "Lender"), International Renaissance Companies, 237 East Front Street, Youngstown, OH 44503, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "Loan") or so much as may be advanced and readvanced by the Lender and remain unpaid from time to time, together with interest on the principal balance of this Note outstanding from time to time from the date hereof until this Note is paid in full, at the interest rate or rates and in the manner hereinafter provided.

      The principal balance of the indebtedness evidenced by this Note outstanding from time to time shall bear interest, from the date hereof until said indebtedness shall have been paid in full, at a simple rate per annum equal to twelve percent (12%). Interest shall be calculated on the daily unpaid principal balance of the indebtedness evidenced by this Note based upon a 360 day year, provided that interest shall be due for the actual number of days elapsed during each period for which interest is charged.

      The payment of the principal sum then outstanding and all accrued interest thereon shall be made at Maturity. "Maturity" means the sooner of (a) the first anniversary of the date hereof, or (b) the date that the Borrower is able to consummate an equity financing transaction in which the Borrower receives aggregate gross proceeds of at least $1,000,000.

      On this date, the Lender has advanced to the Borrower, the sum of $0 and agrees to advance and readvance (each an "Advance and collectively, the "Advances") to Borrower from time to time, up to the sum of $500,000.00.

      Lender's agreement to make Advances shall terminate on the Maturity Date, at which time, all principal, interest and any other monies due under this Note shall become due and payable, unless the Maturity Date is extended, as hereinafter provided.

      The Borrower promises to pay, in addition to said principal sum and interest, all taxes and assessments which may be levied against the Lender upon this indebtedness, and all reasonable costs of collection and expenses including reasonable attorney's fees incurred by the Lender to collect the indebtedness due hereunder.

      At the option of the Lender, the entire principal amount of this Note, accrued interest thereon, and all other amounts which the Borrower is obligated to pay hereunder, shall at once become due and payable without notice upon the occurrence at any time of any of the following events (each referred to as an "event of default" or a "default"):

      A. The failure to make any payment due hereunder; or
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      B. The filing by or against  the  Borrower of any  petition,  arrangement, reorganization, or the like under any applicable insolvency or bankruptcy law, or the adjudication of the Borrower as a bankrupt and if such filing is involuntary, the failure to have the same dismissed within sixty (60) days from the date of filing, or the making of an assignment for the benefit of creditors, or the appointment of a receiver for any part of Borrower's or any of the Parties' properties or the admission in writing by the Borrower or any of the Parties of the inability to pay debts as they become due;

      Upon the occurrence of an event of default, or upon Maturity hereof, the outstanding principal balance of the indebtedness evidenced by this Note shall at the option of the Lender, bear interest from the date of occurrence of such event of default or such Maturity until collection (including any period of time occurring after judgment), at the "Default Rate" being the lower of (a) the highest rate allowed by law, or (b) a rate per annum equal to four percentage points (4%) above the rate of interest that would otherwise be in effect hereunder, as the same may vary from time to time.

      The Lender may waive any right or remedy hereunder. No delay on the part of the Lender in the exercise of any such right or remedy shall operate as a waiver thereof. A waiver on one occasion shall not be construed as a bar to or a waiver of any such right or remedy on any future occasion. No remedy reserved to the Lender hereunder is intended to be exclusive of any other remedy, including those available at law or equity, and each shall be cumulative to others and may be exercised singularly or concurrently.

      Borrower may prepay this Note in whole or in part at any time without penalty or premium. All prepayments shall be accompanied by payment of accrued interest and any other charges outstanding under this Note. Lender is obligated to readvance prepaid amounts in accordance with the fourth paragraph of this Note.

      Any notice or demand to any party hereto shall be delivered by hand delivery, express mail, registered mail, return receipt requested, first class mail or by facsimile transmission addressed to each party at the addresses set forth at the beginning of this Note or such other address as either party may hereafter designate in writing in the manner provided herein and such service shall be deemed complete on receipt or refusal to accept.

      The Borrower hereby represents, covenants and agrees that the proceeds of the Loan shall be used for general commercial purposes and that the Loan is a commercial transaction.

      All references to the "Lender", the "Borrower" or the "Parties" shall apply to their respective heirs, successors and assigns.

      Presentment, protest and notice are hereby waived.

      IN WITNESS WHEREOF, the undersigned Borrower and Lender have evidenced this Revolving Line of Credit Note and Agreement by signing their respective names in the spaces provided below as of the date first above written.

                                                 WIN WIN GAMING, INC.


                                                 By: /s/ Patrick O. Rogers
                                                    ----------------------------
                                                    Patrick O. Rogers, President


                                                    /s/ John Gronvall
                                                    ----------------------------
                                                    JOHN GRONVALL